UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        March 2, 2005

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

 (State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code      (703) 329-6300

                    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events.

On March 2, 2005, AvalonBay Communities, Inc. (the “Company”) issued a press release announcing a public offering (the “Offering”) of an aggregate $100,000,000 principal amount of its 4.95% Medium Term Notes due 2013 (the “Notes”).  The offering was made pursuant to a Prospectus Supplement dated August 11, 2003 and a Pricing Supplement dated March 2, 2005 relating to the Company’s Shelf Registration Statement on Form S-3 (File No. 333-103755).  The Terms Agreement, dated March 2, 2005, by and among the Company and the Agents named therein, is filed herewith as Exhibit 1.1, and the press release announcing the Offering is filed herewith as Exhibit 99.1.

Interest on the Notes is payable semi-annually on March 15 and September 15 beginning on September 15, 2005, and the Notes will mature on March 15, 2013.  The Company will use the net proceeds of approximately $99 million, after underwriting discounts and other transaction-related costs, to reduce indebtedness outstanding under the Company’s unsecured credit facility and for other corporate purposes.  Settlement is scheduled for March 9, 2005.

ITEM 9.01             Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

1.1*	Terms Agreement, dated March 2, 2005.
5.1*	Legal Opinion of Goodwin Procter LLP, dated March 9, 2005.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
99.1*	Press Release of the Company, dated March 2, 2005.

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

	By:	/s/ Thomas J. Sargeant
Name: Thomas J. Sargeant
Title: Executive Vice President — Chief Financial Officer

Date: March 9, 2005

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Terms Agreement, dated March 2, 2005.
5.1*	Legal Opinion of Goodwin Procter LLP, dated March 9, 2005.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
99.1*	Press Release of the Company, dated March 2, 2005.

*  Filed herewith.